Farmer Mac Announces Conference Call
for Third Quarter 2014 Results

WASHINGTON, D.C., November 3, 2014 -- The Federal Agricultural Mortgage Corporation (Farmer Mac; NYSE: AGM and AGM.A) today announced that it will host a conference call at 11:00 a.m. eastern time on Monday, November 10, 2014, to review its financial results for third quarter 2014. Farmer Mac is expected to release its financial results for the fiscal quarter ended September 30, 2014 prior to the opening of the equity markets on November 10, 2014.

The conference call can be accessed by telephone or webcast as follows:

Dial-In (Domestic): (888) 346-2616
Dial-In (International): (412) 902-4254
Webcast: http://www.farmermac.com/Investors/ConferenceCall/

If you are dialing in to the call, please ask for the conference chairman Tim Buzby. You will receive additional instructions when you join the call. This call can be heard live and will also be available for replay on Farmer Mac’s website at the link noted above following the conclusion of the conference call.

About Farmer Mac
Farmer Mac is the stockholder-owned company created to deliver capital and increase lender competition for the benefit of American agriculture and rural communities. Additional information about Farmer Mac is available on Farmer Mac’s website at www.farmermac.com.

CONTACT:     Jalpa Nazareth, Investor Relations
Chris Bohanon, Media Inquiries
(202) 872-7700